Exhibit 99.3

PRELIMINARY—SUBJECT TO COMPLETION

WRITTEN CONSENT OF THE UNITHOLDERS OF

OAKTREE CAPITAL GROUP, LLC

This written consent is solicited by

the board of directors of Oaktree Capital Group, LLC

Please return this consent no later than 5:00 p.m., Eastern Time, on [•], 2019, which is the final date that the board of directors of Oaktree Capital Group, LLC, a Delaware limited liability company (“Oaktree”), has set for receipt of written consents. Any written consent not returned will have the same effect as a consent returned that elects to “WITHHOLD CONSENT” on the proposals. Any unitholder that signs, dates and returns this consent but does not indicate whether such unitholder consents, withholds consent or abstains from any particular proposal will be deemed to have elected to “CONSENT” to such proposal in accordance with the recommendation of the board of directors of Oaktree.

The undersigned, being a holder of record as of the close of business on [•], 2019 of (i) Class A common units of Oaktree (“Oaktree class A units”), and/or (ii) Class B common units of Oaktree (“Oaktree class B units” and, together with Oaktree class A units, “Oaktree units”), hereby consents, withholds consent or abstains as indicated below, by written consent without a meeting pursuant to Section 18-302(d) of the Delaware Limited Liability Company Act and Section 12.8 of the Fourth Amended and Restated Operating Agreement of Oaktree, dated as of May 17, 2018, to the proposals as set forth below with respect to all of the Oaktree units that the undersigned holds of record as of the close of business on [•], 2019.

By its signature below, the undersigned acknowledges receipt of the consent solicitation statement/prospectus, dated [•], 2019, which is part of the Registration Statement on Form F-4 (No. 333-231335) of Brookfield Asset Management Inc., an Ontario corporation (“Brookfield”), and which more fully describes the proposals below.

Proposal 1.	The adoption of the Agreement and Plan of Merger, dated as of March 13, 2019, by and among Oaktree, Brookfield, Oslo Holdings LLC, a Delaware limited liability company (“SellerCo”), Oslo Holdings Merger Sub LLC, a Delaware limited liability company (“Seller MergerCo”), and Berlin Merger Sub, LLC, a Delaware limited liability company (“Berlin Merger Sub”), pursuant to which (i) Berlin Merger Sub will merge with and into Oaktree (the “initial merger”), with Oaktree surviving such merger and (ii) SellerCo will merge with and into Seller MergerCo (the “subsequent merger” and, together with the initial merger, the “mergers”), with Seller MergerCo surviving such merger.

CONSENT ☐	WITHHOLD CONSENT ☐	ABSTAIN ☐

Proposal 2.	The adoption of the following resolution, on a non-binding, advisory basis:

CONSENT ☐	WITHHOLD CONSENT ☐	ABSTAIN ☐

“RESOLVED, that the compensation that will or may be made to Oaktree’s named executive officers in connection with the mergers, and the agreements or understandings pursuant to which such compensation will or may be made, in each case, as disclosed pursuant to Item 402(t) of Regulation S-K under the heading “Special Factors—Interests of Oaktree Directors and Executive Officers in the Mergers ” beginning on page 97 of the consent solicitation statement/prospectus, dated [•], 2019, which is part of the Registration Statement on Form F-4 (No. 333-231335) of Brookfield are hereby APPROVED.”

IMPORTANT: PLEASE SIGN AND DATE THE CONSENT BELOW.

If held in joint tenancy, all persons must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give full title as such. If Oaktree units are held by a corporation, please sign the full corporate name by president or other authorized officer. If Oaktree units are held by a partnership or other entity, please sign the full partnership or other entity name by authorized person.

Please sign, date and return this written consent promptly to Oaktree by mailing it to [•], or by emailing a .pdf copy of your written consent to [•].

Your written consent may be changed or revoked any time before the earlier to occur of the receipt by Oaktree of written consents representing a majority of the total voting power of the outstanding Oaktree units and [•], 2019. If you wish to change or revoke your written consent before such time, you may do so by sending a new written consent with a later date or by delivering a notice of revocation to Oaktree to the mailing address or email address above.

IF AN INDIVIDUAL:		IF JOINT HOLDER:

By:		By:
	(duly authorized signature)		(duly authorized signature)

Name:		Name:
	(please print or type full name)		(please print or type full name)

Title:		Title:
	(please print or type full title)		(please print or type full title)

Date:	____________, 2019	Date:	____________, 2019

IF AN ENTITY:

(please print or type complete name of entity)
By:
(duly authorized signature)
Name:
(please print or type full name)
Title:
(please print or type full title)
Date:	____________, 2019